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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           __________________________

                                    FORM S-8
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           __________________________

                                    TXU CORP.
             (Exact Name of Registrant as Specified in Its Charter)

              TEXAS                                              75-2669310
  (State or Other Jurisdiction                                (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

              ENERGY PLAZA, 1601 BRYAN STREET, DALLAS, TEXAS 75201
               (Address of Principal Executive Offices) (Zip Code)
                           __________________________

                      TXU CORP. 2005 OMNIBUS INCENTIVE PLAN
                            (Full title of the Plan)
                           __________________________

          ERIC H. PETERSON, ESQ.                      ROBERT J. REGER, JR., ESQ.
Executive Vice President and General Counsel           Thelen Reid & Priest LLP
               Energy Plaza                               875 Third Avenue
             1601 Bryan Street                        New York, New York 10022
            Dallas, Texas 75201                            (212) 603-2000
              (214) 812-4600
         (Names, Addresses and Telephone Numbers, including Area Codes, of Agents for Service)
                           __________________________


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                                EXPLANATORY NOTE

     This post-effective amendment No.1 is being filed for the sole purposes of
(i) including an additional consent of independent registered public accounting firm (Deloitte & Touche LLP) with respect to the financial statements of Pinnacle One Partners, L.P., which was inadvertently omitted from the Registration Statement on Form S-8 filed on May 23, 2005 and (ii) filing an updated (x) awareness letter and (y) consent with respect to the financial statements of TXU Corp., of Deloitte and Touche LLP, each of which was originally filed with the Registration Statement on May 23, 2005. No other changes are being made.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

     15     Awareness Letter of Independent Registered Public Accounting Firm.

     23(a) Consent of Deloitte & Touche LLP, independent Registered Public Accounting Firm (TXU Corp.)

     23(c) Consent of Deloitte & Touche LLP, independent Registered Public Accounting Firm (Pinnacle One Partners, L.P.)


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment No.1 to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on this 22nd day of August, 2005.

                                        TXU CORP.


                                        By:                   *
                                            ------------------------------------
                                            (C. John Wilder, Chairman, President
                                               and CEO)

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment No.1 to the registration statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

           Signature                         Title                    Date
           ---------                         -----                    ----


               *                      Principal Executive        August 22, 2005
---------------------------------     Officer and Director
  (C. John Wilder, Chairman,
      President and CEO)

               *                      Principal Financial        August 22, 2005
---------------------------------     Officer
        (Kirk R. Oliver,
    Executive Vice President
  and Chief Financial Officer)


               *                      Principal Accounting       August 22, 2005
---------------------------------     Officer
    (Stanley J. Szlauderbach,
    Senior Vice President and
           Controller)


               *                      Director                   August 22, 2005
---------------------------------
      (E. Gail de Planque)


               *                      Director                   August 22, 2005
---------------------------------
      (William M. Griffin)


               *                      Director                   August 22, 2005
---------------------------------
         (Kerney Laday)


               *                      Director                   August 22, 2005
---------------------------------
        (Jack E. Little)


               *                      Director                   August 22, 2005
---------------------------------
           (Erle Nye)


               *                      Director                   August 22, 2005
---------------------------------
      (J.E. Oesterreicher)


               *                      Director                   August 22, 2005
---------------------------------
      (Michael W. Ranger)


               *                      Director                   August 22, 2005
---------------------------------
     (Herbert H. Richardson)


* By: /s/ Eric H. Peterson
      ---------------------------
      Eric H. Peterson
      Attorney-in-Fact


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                                INDEX TO EXHIBITS

EXHIBIT
-------
15          Awareness Letter of Independent Registered Public Accounting Firm.
23(a)       Consent of Independent Registered Public Accounting Firm (TXU Corp.)
23(c)       Consent of Independent Registered Public Accounting Firm
            (Pinnacle One Partners, L.P.)


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